                                                                      EXHIBIT 11


                             TranSwitch Corporation
                      Computation of Earnings per Share (1)
                                   (Unaudited)
                      (in thousands, except per share data)


                                                     Three Months Ended        Six Months Ended
                                                          June 30,                  June 30,
                                                      2000       1999           2000      1999
                                                      ----       ----           ----      ----

Basic earnings per share:
  Net income                                          7,949      4,566         14,427     7,801
                                                     ======     ======         ======    ======
  Weighted average number of common shares
   outstanding during the period                     40,559     38,495         40,313    37,452

  Basic earnings per share                             0.20       0.12           0.36      0.21
                                                     ======     ======         ======    ======


Diluted earnings per share:
  Net income                                          7,949      4,566         14,427     7,801
                                                     ======     ======         ======    ======
  Weighted average number of common shares
   outstanding during the period                     40,559     38,495         40,313    37,452

  Common stock issuable with respect to:
      Stock options and warrants                      3,171      3,139          3,164     3,195
                                                     ------     ------         ------    ------

  Adjusted weighted average number of shares         43,730     41,634         43,477    40,647
   outstanding during the period

  Diluted earnings per share                           0.18       0.11           0.33      0.19
                                                     ======     ======         ======    ======

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(1)  This exhibit should be read in connection with "Consolidated Statement of
     Stockholders' Equity" in Note 5 of the notes to the Consolidated Financial Statements.